Item 77O - 10f3 Transactions

LAZARD RETIREMENT SERIES, INC.

SECURITIES PURCHASED DURING AN UNDERWRITING
INVOLVING LAZARD CAPITAL MARKETS LLC SUBJECT TO RULE 10f-3
UNDER THE INVESTMENT COMPANY ACT OF 1940

For the Year Ended December 31, 2010

						   Total		Shares
					Date	   Shares     Price   Purchased by
Portfolio	Security		Purchased  Offered  Per Share The Portfolio
									  (1)

Lazard          Art Technology  	2/05/10    25,000,000  $3.50     175,200
 Retirement     Group, Inc.
 U.S.Small-Mid
 Cap Equity
 Portfolio

Lazard          Vera Bradley, Inc.  	10/20/10    11,000,000  $16.00     12,000
 Retirement
 U.S.Small-Mid
 Cap Equity
 Portfolio


Total		                % of Offering
Principal	% of Offering	Purchased by
Purchased by	Purchased by	all Portfolios	Selling
The Portfolio	the Portfolio	(25% Maximum*)	Broker

$613,200         0.7008%         1.6000%         Deutsche Bank

$192,000         0.1091%         0.6818%         Robert W Baird & Co.


Notes:
(1) In addition to the Portfolios, other accounts managed by LAM purchased, in aggregate, 400,000 shares (1.6%), and 75,000 Shares
(0.68%) of the total shares offered by Art Technology Group, Inc. and Vera Bradley, Inc., respectively.
* Purchases by all Portfolios in aggregate may not exceed 25% of the principal amount of the offering.